Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate May 3, 2018	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS
AND PROVIDES OPERATIONAL UPDATE

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2018 fiscal year and for the six months ended March 31, 2018, and provided an update on the Company's upstream and midstream operations.

FISCAL 2018 SECOND QUARTER SUMMARY

•	GAAP earnings of $91.8 million, or $1.06 per share, compared to $89.3 million, or $1.04 per share, in the prior year

•
Excluding a $4.0 million, or $0.05 per share, adjustment to the initial remeasurement of deferred taxes from federal tax reform, Adjusted Operating Results were $95.8 million, or $1.11 per share (see non-GAAP reconciliation below)

•	Consolidated Adjusted EBITDA of $217.9 million (non-GAAP reconciliation on page 24)

•	Net natural gas and oil production of 46.1 Bcfe, up 1% from the prior year and up 15% from the first quarter

•	Average natural gas prices, after the impact of hedging, of $2.52 per Mcf, down $0.44 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $58.31 per Bbl, up $5.39 per Bbl from the prior year

•	Utility segment earnings increased 30% on colder weather in Pennsylvania and new rates in New York

•	Due to the reduction in the fiscal 2018 federal statutory rate as a result of the 2017 Tax Reform Act, the Company realized net earnings benefit for the quarter of $10.3 million, or $0.11 per share

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2018	2017	2018	2017
Reported GAAP Earnings	$91,847	$89,284	$290,501	$178,191
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	4,000	—	(107,000)	—
Adjusted Operating Results	$95,847	$89,284	$183,501	$178,191

Reported GAAP Earnings per share	$1.06	$1.04	$3.37	$2.07
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	$0.05	—	$(1.24)	—
Adjusted Operating Results per share	$1.11	$1.04	$2.13	$2.07

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UPSTREAM AND MIDSTREAM BUSINESS OPERATIONS UPDATE

Earlier this week, the Company’s exploration and production subsidiary, Seneca Resources Corporation (“Seneca”) entered into a precedent agreement with Transcontinental Gas Pipeline Company, LLC (“Transco”) for 300,000 Dekatherms (Dth) per day of new firm transportation capacity.  The incremental capacity will allow Seneca to move natural gas supplies from its Clermont-Rich Valley producing area in the Western Development Area (“WDA”) and its Lycoming County acreage in the Eastern Development Area (“EDA”) to premium markets connected to Zone 6 of Transco’s interstate pipeline system.  Seneca will be an anchor shipper on the to-be-announced Transco project.  While the size, scope, and facilities associated with Transco’s expansion have yet to be finalized, Seneca’s transportation rate is expected to be competitive with other expansion project rates in its current transportation portfolio. The in-service date is anticipated in the first half of fiscal 2022.

In order to provide Seneca with a complete transportation path extending from its WDA to these Zone 6 markets, Transco is expected to lease approximately 300,000 Dth per day of new capacity from National Fuel Gas Supply Corporation (“Supply Corporation”), a pipeline and storage subsidiary of the Company.  The lease is expected to provide Transco with a path from the Company’s Clermont Gathering System in McKean County, Pa., to Supply Corporation’s existing interconnection with Transco in Leidy, Pa.  This new capacity on the Supply Corporation pipeline system is expected to be created via an expansion component that will be added to Supply Corporation’s FM100 Modernization Project. The preliminary cost estimate for the entirety of the FM100 Modernization Project, including the proposed expansion, is approximately $250 million to $300 million. Supply Corporation is currently in the pre-filing process with FERC on the FM100 Modernization Project, which is also expected to upgrade 1950’s era facilities.

National Fuel also remains committed to building its federally authorized Northern Access pipeline project. Northern Access, a planned expansion of the Supply Corporation and Empire Pipeline, Inc. (“Empire”) interstate pipeline systems, will provide Seneca with 490,000 Dth per day of incremental capacity from the WDA in Pennsylvania to diverse markets in New York state, Canada and the Midwest U.S. Legal challenges relating to the New York State Department of Environmental Conservation’s review of a state environmental permit remain pending.

Seneca has continued to advance its Utica appraisal and optimization program in the WDA. In the second quarter, Seneca brought on three additional Utica wells off a Marcellus development pad in Clermont-Rich Valley and one Utica appraisal well on its Boone Mountain prospect in Elk County, Pa., approximately 30 miles to the south of the Clermont-Rich Valley area. Initial production results on the Boone Mountain well were consistent with the best WDA Utica well that Seneca has completed to date and, based on other geologic information, suggests that as much as 160,000 acres in the WDA is economically viable for future Utica shale development. Much of this Utica position overlaps with Seneca’s core Marcellus acreage, where Seneca has identified as many as 125 well locations on existing Marcellus well pads that allow for the utilization of the Company's Clermont Gathering System. The redevelopment of these locations requires minimal additional investment in gathering infrastructure, which will provide significant uplift to the program's consolidated returns.

Seneca meanwhile continues to make progress on the marketing of its near-term natural gas production, augmenting its existing firm transportation portfolio with firm sales at in-basin receipt points that lock in a significant portion of its projected production volumes at attractive net-back pricing while reducing local spot market exposure. As Seneca looks to grow into this future firm capacity and capitalize on the Company’s integrated strategy to enhance the consolidated upstream and midstream returns of the Appalachian drilling program, Seneca will add a third horizontal drilling rig to its Appalachian operations in the third quarter of fiscal 2018. The additional rig will be primarily dedicated to the redevelopment of Seneca’s Clermont-Rich Valley acreage for the Utica Shale.

While the additional drilling rig will not lead to an immediate production increase this fiscal year, Seneca expects now to grow its production at a 15 to 20 percent compound annual growth rate through fiscal 2022, which will also benefit the Gathering segment's throughput. Due to the minimal gathering capital requirements, as well as Seneca’s existing firm capacity and financial hedge portfolio, peer leading cost structure, and royalty-free economics in the WDA, the Company expects the combined Exploration and Production and Gathering segments to live within cash flows at current natural gas strip pricing over the next three years. The addition of a third rig is also expected to be accretive to the Appalachian program’s overall consolidated earnings and yield a higher return on invested capital relative to the current two rig activity level, while providing economies of scale, operational flexibility, and other benefits to drive further efficiencies.

Additionally, on May 1, 2018, Seneca closed on a sale of its Sespe oil and natural gas assets in California for $43 million. The divestiture of Sespe, the Company’s sole asset in Ventura County, is part of Seneca’s strategy to focus on and grow production from its core California assets in the San Joaquin basin, in particular recently acquired leases in the Midway Sunset field. The

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Sespe field produces approximately 900 net barrels of oil equivalent (“boe”) per day and was expected to contribute approximately $0.05 per share of earnings for the remainder of fiscal 2018. Under full cost accounting rules, the Company will not record any gain or loss with respect to the transaction.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “We’re pleased to report another quarter of solid financial results across all of our operating segments. A return this year to a more normal heating season in our New York and Pennsylvania operating regions increased throughput across our utility pipeline system. Notwithstanding the weather that was colder than the two previous heating seasons, our customers continue to benefit from the low cost of natural gas supplies that are being produced from the Appalachian basin and safely delivered to them through our interstate and utility pipeline systems.

“We are also excited about recent updates to our near and longer-term operating plans that will allow us to continue the growth of our upstream and midstream businesses in Appalachia. Our ongoing transition to Utica shale development in the WDA is moving along quite well. Early results indicate that we have a large inventory of additional Utica locations in and around our core Marcellus footprint that will generate stronger consolidated returns, particularly in areas where new Utica production can use existing gathering infrastructure that was built during our Marcellus development. With a newly developed pipeline expansion project planned to be in place, we now expect to have the exit capacity and end-market diversity to tap and bring forward the value of our significant, stacked-pay acreage position in Pennsylvania, while also continuing to grow the earnings and returns of our Gathering and Pipeline and Storage segments and capitalize on the strategic benefits of our integrated business model.”

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 9 through 12 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$26,537	$33,769	$(7,232)	$133,235	$68,849	$64,386
Net Income Per Share (Diluted)	$0.31	$0.39	$(0.08)	$1.54	$0.80	$0.74
Adjusted EBITDA	$78,770	$93,970	$(15,200)	$158,264	$196,447	$(38,183)

The Exploration and Production segment’s second quarter earnings declined $7.2 million, as the positive impacts of higher production, better realized crude oil prices, and a lower effective income tax rate were more than offset by a decline in realized natural gas prices and higher operating expenses.

Seneca’s second quarter net production was 46.1 billion cubic feet equivalent (“Bcfe”), an increase of 0.5 Bcfe, or 1 percent, from the prior year due mainly to higher natural gas production in Appalachia. Net natural gas production increased 0.5 billion cubic feet (“Bcf”) versus the prior year and 6.0 Bcf, or 17 percent, versus the fiscal 2018 first quarter. The year over year increase was primarily due to higher net production in the WDA from new Marcellus and Utica wells completed and connected to sales during the past year. The 17 percent sequential increase over the first quarter of the fiscal year was due mostly to production from new wells brought on-line this quarter (including the first development pad brought to sales in the EDA since fiscal 2016), and an increase in Marcellus production from other EDA locations after price-related and operational curtailments experienced

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during the previous quarter (Seneca did not have any significant curtailments in the second quarter of fiscal 2018). Seneca’s oil production decreased 11 thousand barrels ("Mbbl"), or 2 percent, versus the prior year.

Seneca's average realized natural gas price, after the impact of hedging and marketing and transportation costs, was $2.52 per thousand cubic feet ("Mcf"), a decrease of $0.44 per Mcf from the prior year. The decline in Seneca’s realized natural gas price is primarily attributable to the expiration of physical firm sales and financial hedge contracts over the past 12 months that had favorable pricing relative to firm sales and hedges settled in the current quarter. Seneca's average realized oil price, after the impact of hedging, was $58.31 per barrel ("Bbl"), an increase of $5.39 per Bbl. The improvement in oil price realizations was due primarily to higher market prices for West Texas Intermediate (WTI) crude oil during the quarter and stronger price differentials relative to WTI at local sales points in California.

Seneca’s operating expenses increased $5.2 million during the second quarter. Lease operating and transportation expense (“LOE”) increased $1.3 million due to higher natural gas production in Appalachia, which resulted in higher gathering and transportation costs, and an increase in well workover activities and steaming costs in California. Depreciation, depletion and amortization (“DD&A”) expense increased $3.1 million due to the increase in production and a higher per unit DD&A rate, which increased by $0.06 per thousand cubic feet equivalent (“Mcfe”) to $0.69 per Mcfe due mainly to a higher depletable fixed asset balance at March 31, 2018.

The decrease in the segment’s effective tax rate was mostly due to the 2017 Tax Reform Act, which reduced the Company’s federal statutory corporate tax rate in fiscal 2018 from 35 percent to 24.5 percent and benefited Seneca’s second quarter earnings by $3.5 million, or $0.04 per share. The current period benefit was offset partially by a $0.8 million revision to the remeasurement of deferred income taxes that was recorded in the first quarter.

See page 21 for additional comparative information on the Exploration & Production segment’s production, realized pricing and per unit operating costs.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$22,724	$19,256	$3,468	$61,186	$38,624	$22,562
Net Income Per Share (Diluted)	$0.26	$0.22	$0.04	$0.71	$0.45	$0.26
Adjusted EBITDA	$50,142	$49,103	$1,039	$100,915	$97,116	$3,799

The Pipeline and Storage segment’s second quarter earnings increased $3.5 million due primarily to higher operating revenues and a lower effective income tax rate, offset partially by a decrease in the allowance for funds used during construction reported in other income. Operating revenues increased $1.0 million due to new demand charges for transportation service from Supply Corporation’s Line D Expansion project, which was placed in service on November 1, 2017, and surcharge revenues relating to Supply Corporation’s greenhouse gas and pipeline safety system enhancements that also went into effect in November 2017, which were partially offset by a decline in transportation revenues resulting from contract terminations. The decrease in the effective income tax rate was due primarily to the 2017 Tax Reform Act, which reduced the Company’s federal statutory corporate tax rate and benefited the segment’s earnings by $3.4 million, or $0.04 per share.

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Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$11,770	$10,285	$1,485	$57,169	$21,266	$35,903
Net Income Per Share (Diluted)	$0.14	$0.12	$0.02	$0.66	$0.25	$0.41
Adjusted EBITDA	$24,138	$24,172	$(34)	$44,869	$49,273	$(4,404)

The $1.5 million increase in Gathering segment’s second quarter earnings was due mainly to a lower effective income tax rate. Operating revenues were largely flat when compared to the prior year as the increase in gathering throughput from Seneca’s Appalachian natural gas production was offset by the impact of gathering rate adjustments that went into effect in February. The decrease in the effective income tax rate was due primarily to the 2017 Tax Reform Act, which reduced the Company’s federal statutory corporate tax rate and benefited the segment’s earnings by $1.9 million, or $0.02 per share. The current period tax benefit was offset partially by a $0.4 million revision to the remeasurement of deferred income taxes that was recorded in the first quarter.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$33,360	$25,581	$7,779	$54,353	$46,755	$7,598
Net Income Per Share (Diluted)	$0.39	$0.30	$0.09	$0.63	$0.54	$0.09
Adjusted EBITDA	$66,013	$61,580	$4,433	$112,997	$113,909	$(912)

The Utility segment’s second quarter earnings increased $7.8 million due to the positive impacts of colder weather, new customer rates in Distribution’s New York service territory (effective in April 2017), lower O&M expense, and tax reform. Weather in Distribution’s Pennsylvania service territory was 17.1 percent colder on average than last year, resulting in higher residential and transportation customer throughput and revenues. The impact of weather variations on earnings in Distribution’s New York service territory is largely mitigated by that jurisdiction’s weather normalization clause. O&M expense decreased $2.3 million due mainly to lower personnel and information systems costs, partially offset by higher amortization of environmental remediation costs that resulted from the April 2017 rate case order in New York.

The decline in the Utility segment’s effective income tax rate due to the 2017 Tax Reform Act resulted in a $5.4 million decrease in income tax expense, which was mostly offset by a regulatory refund provision recorded against operating revenues. Consistent with utility rate treatment implemented after previous federal tax reforms and taking into consideration guidance provided by state regulators during the quarter, the Company recorded a $5.3 million refund provision ($3.9 million after-tax, or $0.05 per share) that reduced the Utility segment’s operating revenues and deferred the net effect of the reduction in tax rates by increasing the segment’s regulatory liability.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority, and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

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	Three Months Ended			Six Months Ended
	March 31,			March 31,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$578	$905	$(327)	$1,624	$2,687	$(1,063)
Net Income Per Share (Diluted)	$0.01	$0.01	$—	$0.02	$0.03	$(0.01)
Adjusted EBITDA	$924	$1,382	$(458)	$2,606	$4,230	$(1,624)

The Energy Marketing segment’s second quarter earnings declined $0.3 million due largely to lower margins (operating revenues less purchased gas expenses), offset partially by lower O&M expense. NFR’s customer margins were negatively impacted by stronger natural gas prices at local purchase points, which spiked on days with extreme weather in January, relative to NYMEX-based customer sales contracts.

Corporate and All Other

For the second quarter of fiscal 2018, the Corporate and All Other category had a net loss of $3.1 million compared to a net loss of $0.5 million in the prior year. The decrease in earnings was primarily attributable to a $2.7 million revision to the remeasurement of deferred income taxes that was recorded in the first quarter of fiscal 2018 due to the 2017 Tax Reform Act.

FISCAL 2018 GUIDANCE UPDATE

National Fuel is revising its fiscal 2018 earnings guidance to $3.20 to $3.35 per share, or $3.275 per share at the midpoint of the range. The revised earnings guidance does not include the impact of the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act, which reduced the Company’s consolidated income tax expense and benefited earnings for the six months ended March 31, 2018, by $107.0 million, or $1.24 per share. While the Company expects to record additional adjustments to its deferred income taxes as a result of the 2017 Tax Reform Act during the remaining six months of fiscal 2018, the amounts of these and other potential adjustments are not reasonably determinable at this time. The final determination of the impact of the income tax effects of certain items will require additional analysis and further interpretation of the 2017 Tax Reform Act from yet to be issued U.S. Treasury regulations, state income tax guidance, federal and state regulatory guidance, technical corrections, and the filing of the Company’s fiscal 2017 federal consolidated tax return. Some or all of these factors may be significant. Because the amounts of final adjustments are not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes the impact of the remeasurement of deferred income taxes and other potential adjustments.

Excluding the impact of the remeasurement of deferred income taxes, the Company expects that the reduction in the statutory federal tax rate from 35 percent to 24.5 percent will lower the Company’s effective income tax rate for fiscal 2018 to a range of 26 percent to 27 percent. Furthermore, consistent with utility rate treatment implemented after previous tax reforms, the Company expects to record a regulatory refund provision of approximately $16.0 million (pre-tax) in fiscal 2018 to reduce the Utility segment’s operating revenues and defer the net effect of the reduction in tax rates by increasing the segment’s regulatory liability. The Company recorded an $11.3 million ($8.3 million after-tax) regulatory refund provision in the first six months of fiscal 2018. The Company’s earnings guidance, including the impact from the Utility segment’s projected regulatory refund provision, assumes normal weather.

In addition to the impacts of tax reform on current year income, the revised earnings guidance range reflects the impact of actual results for the six months ended March 31, 2018, the sale of Seneca's Sespe assets in California, and other updates to key forecast assumptions, including revisions to the Exploration and Production segment’s forecasted production and natural gas and oil pricing as outlined in the table below.

The Exploration and Production segment’s fiscal 2018 forecasted production was reduced by 5 Bcfe at the midpoint of the range to reflect the impact of the sale of Seneca’s Sespe oil properties in California and adjustments made to Seneca’s operations schedule in Appalachia due primarily to the anticipated delay of the in-service date of the Atlantic Sunrise project to later in the fourth quarter, which impacted the expected timing of new pad turn-ons and pushed a portion of new production from fiscal 2018 to fiscal 2019. Seneca, which holds 189,405 Dth per day of firm transportation capacity on Atlantic Sunrise, had previously expected that the capacity would be available on July 1, 2018.

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The Company’s capital expenditure guidance was revised to a range of $610 million to $680 million, at the midpoint an increase of $40 million from the previous guidance range. The increase is due primarily to the additional horizontal drilling rig that Seneca plans to deploy in Appalachia during the third quarter as discussed in the Upstream and Midstream Operations Update section above. The revision to the Pipeline and Storage segment’s capital budget is due primarily to the expected timing of the spending.

Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2018 are outlined in the table below.

	Updated FY 2018 Guidance	Previous FY 2018 Guidance
Consolidated Earnings per Share (1)	$3.20 to $3.35	$3.20 to $3.40
Consolidated Effective Tax Rate (1)	26% to 27%	~27%

Capital Expenditures (Millions)
Exploration and Production (2)	$350 - $370	$300 - $330
Pipeline and Storage	$110 - $130	$110 - $140
Gathering	$60 - $80	$60 - $80
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$610 - $680	$560 - $650

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$2.75 /MMBtu	$3.00 /MMBtu
Appalachian basin spot price (summer)	$2.00 /MMBtu	$2.40/$2.00 /MMBtu
NYMEX (WTI) crude oil price	$65.00 /Bbl	$60.00 /Bbl
California oil price (% of WTI)	98%	98%

Production (Bcfe)
East Division - Appalachia (3)	157 to 172	160 to 175
West Division - California	~ 18	~ 20
Total Production	175 to 190	180 to 195

E&P Operating Costs ($/Mcfe)
LOE	$0.90 - $1.00	$0.90 - $1.00
G&A	$0.30 - $0.35	$0.30 - $0.35
DD&A	~ $0.70	~ $0.70

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$110 - $115	$110 - $120
Pipeline and Storage Segment Revenues	~$295	~$295
Utility Segment Regulatory Refund Provision	~$16	~$16

(1)    Excludes earnings impact of the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act.
(2)    Net of conveyance proceeds received from joint development partner for working interest in joint development wells.
(3)    Seneca East Division - Appalachia production guidance assumes approximately 11 Bcf of spot sales for the remainder of FY18.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 4, 2018, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “2679378.” For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “2679378.” Both the webcast and a telephonic replay will be available until the close of business on Friday, May 11, 2018.

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National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the impact of potential information technology, cybersecurity or data security breaches; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2017 GAAP earnings	$33,769	$19,256	$10,285	$25,581	$905	$(512)	$89,284

Earnings drivers***
Higher (lower) crude oil prices	2,322						2,322
Higher (lower) natural gas prices	(11,965)						(11,965)
Higher (lower) natural gas production	1,031						1,031
Higher (lower) crude oil production	(369)						(369)
Lower (higher) lease operating and transportation expenses	(822)						(822)
Lower (higher) depreciation / depletion	(2,038)					(263)	(2,301)

Higher (lower) transportation and storage revenues		606					606
Lower (higher) other operating expenses	(421)			1,171			750

Impact of new rates				1,767			1,767
Colder weather				3,448			3,448

Higher (lower) margins					(443)	659	216

Higher (lower) AFUDC**		(599)					(599)

(Higher) lower interest expense		302					302

Lower (higher) income tax expense / effective tax rate	1,884						1,884

Impact of 2017 Tax Reform Act
Impact of tax rate change (35% to 24.5%) on current period earnings	3,539	3,385	1,871	5,440	109	(122)	14,222
Refund provision on tax rate change				(3,914)			(3,914)
Remeasurement of deferred income taxes under 2017 Tax Reform	(790)		(400)		(159)	(2,651)	(4,000)

All other / rounding	397	(226)	14	(133)	166	(233)	(15)
Second quarter 2018 GAAP earnings	$26,537	$22,724	$11,770	$33,360	$578	$(3,122)	$91,847

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction
*** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2017 GAAP earnings	$0.39	$0.22	$0.12	$0.30	$0.01	$—	$1.04

Earnings drivers***
Higher (lower) crude oil prices	0.03						0.03
Higher (lower) natural gas prices	(0.14)						(0.14)
Higher (lower) natural gas production	0.01						0.01
Higher (lower) crude oil production	—						—
Lower (higher) lease operating and transportation expenses	(0.01)						(0.01)
Lower (higher) depreciation / depletion	(0.02)					—	(0.02)

Higher (lower) transportation and storage revenues		0.01					0.01
Lower (higher) other operating expenses	—			0.01			0.01

Impact of new rates				0.02			0.02
Colder weather				0.04			0.04

Higher (lower) margins					—	0.01	0.01

Higher (lower) AFUDC**		(0.01)					(0.01)

(Higher) lower interest expense		—					—

Lower (higher) income tax expense / effective tax rate	0.02						0.02

Impact of 2017 Tax Reform Act
Impact of tax rate change (35% to 24.5%) on current period earnings	0.04	0.04	0.02	0.06	—	—	0.16
Refund provision on tax rate change				(0.05)			(0.05)
Remeasurement of deferred income taxes under 2017 Tax Reform	(0.01)		(0.01)		—	(0.03)	(0.05)

All other / rounding	—	—	0.01	0.01	—	(0.03)	(0.01)
Second quarter 2018 GAAP earnings	$0.31	$0.26	$0.14	$0.39	$0.01	$(0.05)	$1.06

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction
*** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2017 GAAP earnings	$68,849	$38,624	$21,266	$46,755	$2,687	$10	$178,191

Earnings drivers***
Higher (lower) crude oil prices	4,519						4,519
Higher (lower) natural gas prices	(17,940)						(17,940)
Higher (lower) natural gas production	(7,587)						(7,587)
Higher (lower) crude oil production	(2,074)						(2,074)
Lower (higher) lease operating and transportation expenses	(783)						(783)
Lower (higher) depreciation / depletion	(979)	(842)	(285)			(197)	(2,303)

Higher (lower) storage revenues		784					784
Higher (lower) gathering and processing revenues			(2,769)				(2,769)
Lower (higher) other operating expenses	(1,009)	2,059		476			1,526
Lower (higher) property, franchise and other taxes		(354)					(354)

Impact of new rates				2,789			2,789
Colder weather				4,688			4,688

Higher (lower) margins					(1,204)	1,011	(193)

Higher (lower) AFUDC**		(542)					(542)

Lower (higher) interest expense		608		452			1,060

Lower (higher) income tax expense / effective tax rate	5,754		1,172	(1,850)			5,076

Impact of 2017 Tax Reform Act
Impact of tax rate change (35% to 24.5%) on current period earnings	7,634	6,913	3,415	10,241	291	(11)	28,483
Refund provision on tax rate change				(8,320)			(8,320)
Remeasurement of deferred income taxes under 2017 Tax Reform	76,510	14,100	34,500		(359)	(17,751)	107,000

All other / rounding	341	(164)	(130)	(878)	209	(128)	(750)
Six months ended March 31, 2018 GAAP earnings	$133,235	$61,186	$57,169	$54,353	$1,624	$(17,066)	$290,501

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction
*** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2017 GAAP earnings	$0.80	$0.45	$0.25	$0.54	$0.03	$—	$2.07

Earnings drivers***
Higher (lower) crude oil prices	0.05						0.05
Higher (lower) natural gas prices	(0.21)						(0.21)
Higher (lower) natural gas production	(0.09)						(0.09)
Higher (lower) crude oil production	(0.02)						(0.02)
Lower (higher) lease operating and transportation expenses	(0.01)						(0.01)
Lower (higher) depreciation / depletion	(0.01)	(0.01)	—			—	(0.02)

Higher (lower) storage revenues		0.01					0.01
Higher (lower) gathering and processing revenues			(0.03)				(0.03)
Lower (higher) other operating expenses	(0.01)	0.02		0.01			0.02
Lower (higher) property, franchise and other taxes		—					—

Impact of new rates				0.03			0.03
Colder weather				0.05			0.05

Higher (lower) margins					(0.01)	0.01	—

Higher (lower) AFUDC**		(0.01)					(0.01)

Lower (higher) interest expense		0.01		0.01			0.02

Lower (higher) income tax expense / effective tax rate	0.07		0.01	(0.02)			0.06

Impact of 2017 Tax Reform Act
Impact of tax rate change (35% to 24.5%) on current period earnings	0.09	0.08	0.04	0.12	—	—	0.33
Refund provision on tax rate change				(0.10)			(0.10)
Remeasurement of deferred income taxes under 2017 Tax Reform	0.89	0.16	0.40		—	(0.21)	1.24

All other / rounding	(0.01)	—	(0.01)	(0.01)	—	0.01	(0.02)
Six months ended March 31, 2018 GAAP earnings	$1.54	$0.71	$0.66	$0.63	$0.02	$(0.19)	$3.37

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction
*** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2018	2017	2018	2017
Operating Revenues:
Utility and Energy Marketing Revenues	$339,422	$308,889	$565,147	$516,669
Exploration and Production and Other Revenues	147,868	159,997	288,318	321,691
Pipeline and Storage and Gathering Revenues	53,615	53,189	107,096	106,216
	540,905	522,075	960,561	944,576
Operating Expenses:
Purchased Gas	176,608	147,971	270,642	218,214
Operation and Maintenance:
Utility and Energy Marketing	61,410	63,907	112,780	114,329
Exploration and Production and Other	39,586	37,593	75,127	68,055
Pipeline and Storage and Gathering	22,642	23,106	42,679	45,766
Property, Franchise and Other Taxes	22,802	22,542	43,650	42,921
Depreciation, Depletion and Amortization	61,155	56,999	116,985	113,194
	384,203	352,118	661,863	602,479

Operating Income	156,702	169,957	298,698	342,097

Other Income (Expense):
Interest Income	1,025	391	3,275	1,991
Other Income	770	1,744	2,492	3,356
Interest Expense on Long-Term Debt	(27,148)	(28,913)	(55,235)	(58,016)
Other Interest Expense	(1,233)	(924)	(1,736)	(1,834)

Income Before Income Taxes	130,116	142,255	247,494	287,594

Income Tax Expense (Benefit)	38,269	52,971	(43,007)	109,403

Net Income Available for Common Stock	$91,847	$89,284	$290,501	$178,191

Earnings Per Common Share
Basic	$1.07	$1.05	$3.39	$2.09
Diluted	$1.06	$1.04	$3.37	$2.07

Weighted Average Common Shares:
Used in Basic Calculation	85,809,233	85,334,887	85,718,779	85,261,575
Used in Diluted Calculation	86,323,636	86,006,614	86,318,892	85,897,282

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2018	2017

ASSETS
Property, Plant and Equipment	$10,126,931	$9,945,560
Less - Accumulated Depreciation, Depletion and Amortization	5,344,134	5,271,486
Net Property, Plant and Equipment	4,782,797	4,674,074

Current Assets:
Cash and Temporary Cash Investments	227,994	555,530
Hedging Collateral Deposits	3,657	1,741
Receivables - Net	198,922	112,383
Unbilled Revenue	60,059	22,883
Gas Stored Underground	6,842	35,689
Materials and Supplies - at average cost	34,769	33,926
Unrecovered Purchased Gas Costs	426	4,623
Other Current Assets	60,324	51,505
Total Current Assets	592,993	818,280

Other Assets:
Recoverable Future Taxes	115,514	181,363
Unamortized Debt Expense	7,861	1,159
Other Regulatory Assets	171,902	174,433
Deferred Charges	36,835	30,047
Other Investments	123,039	125,265
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	59,586	56,370
Fair Value of Derivative Financial Instruments	18,144	36,111
Other	426	742
Total Other Assets	538,783	610,966
Total Assets	$5,914,573	$6,103,320

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 85,881,897 Shares and 85,543,125 Shares, Respectively	$85,882	$85,543
Paid in Capital	810,126	796,646
Earnings Reinvested in the Business	1,070,939	851,669
Accumulated Other Comprehensive Loss	(47,760)	(30,123)
Total Comprehensive Shareholders' Equity	1,919,187	1,703,735
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,085,012	2,083,681
Total Capitalization	4,004,199	3,787,416

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	300,000
Accounts Payable	127,585	126,443
Amounts Payable to Customers	12,083	—
Dividends Payable	35,641	35,500
Interest Payable on Long-Term Debt	26,435	35,031
Customer Advances	154	15,701
Customer Security Deposits	18,973	20,372
Other Accruals and Current Liabilities	147,549	111,889
Fair Value of Derivative Financial Instruments	11,475	1,103
Total Current and Accrued Liabilities	379,895	646,039

Deferred Credits:
Deferred Income Taxes	482,682	891,287
Taxes Refundable to Customers	365,091	95,739
Cost of Removal Regulatory Liability	207,711	204,630
Other Regulatory Liabilities	124,868	113,716
Pension and Other Post-Retirement Liabilities	133,852	149,079
Asset Retirement Obligations	106,481	106,395
Other Deferred Credits	109,794	109,019
Total Deferred Credits	1,530,479	1,669,865
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$5,914,573	$6,103,320

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2018	2017

Operating Activities:
Net Income Available for Common Stock	$290,501	$178,191
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	116,985	113,194
Deferred Income Taxes	(62,459)	63,781
Stock-Based Compensation	7,862	5,632
Other	8,052	7,713
Change in:
Hedging Collateral Deposits	(1,916)	(287)
Receivables and Unbilled Revenue	(123,954)	(92,155)
Gas Stored Underground and Materials and Supplies	28,004	24,476
Unrecovered Purchased Gas Costs	4,197	(2,241)
Other Current Assets	(8,819)	7,769
Accounts Payable	10,838	13,997
Amounts Payable to Customers	12,083	(71)
Customer Advances	(15,547)	(14,462)
Customer Security Deposits	(1,399)	1,493
Other Accruals and Current Liabilities	37,646	44,690
Other Assets	(9,541)	(32)
Other Liabilities	(5,767)	202
Net Cash Provided by Operating Activities	$286,766	$351,890

Investing Activities:
Capital Expenditures	$(261,720)	$(208,231)
Net Proceeds from Sale of Oil and Gas Producing Properties	17,310	26,554
Other	5,355	(3,225)
Net Cash Used in Investing Activities	$(239,055)	$(184,902)

Financing Activities:
Reduction of Long-Term Debt	$(307,047)	$—
Dividends Paid on Common Stock	(71,091)	(69,017)
Net Proceeds From Issuance of Common Stock	2,891	3,230
Net Cash Used in Financing Activities	$(375,247)	$(65,787)

Net Increase (Decrease) in Cash and Temporary Cash Investments	(327,536)	101,201
Cash and Temporary Cash Investments at Beginning of Period	555,530	129,972
Cash and Temporary Cash Investments at March 31	$227,994	$231,173

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2018	2017	Variance	2018	2017	Variance
Total Operating Revenues	$146,411	$159,553	$(13,142)	$285,552	$320,485	$(34,933)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,041	16,530	511	30,936	29,504	1,432
Lease Operating and Transportation Expense	43,808	42,543	1,265	83,455	82,251	1,204
All Other Operation and Maintenance Expense	2,919	2,781	138	5,454	5,332	122
Property, Franchise and Other Taxes	3,873	3,729	144	7,443	6,951	492
Depreciation, Depletion and Amortization	31,986	28,851	3,135	59,411	57,905	1,506
	99,627	94,434	5,193	186,699	181,943	4,756

Operating Income	46,784	65,119	(18,335)	98,853	138,542	(39,689)

Other Income (Expense):
Interest Income	305	147	158	601	233	368
Interest Expense	(13,380)	(13,303)	(77)	(26,753)	(26,826)	73

Income Before Income Taxes	33,709	51,963	(18,254)	72,701	111,949	(39,248)
Income Tax Expense (Benefit)	7,172	18,194	(11,022)	(60,534)	43,100	(103,634)
Net Income	$26,537	$33,769	$(7,232)	$133,235	$68,849	$64,386

Net Income Per Share (Diluted)	$0.31	$0.39	$(0.08)	$1.54	$0.80	$0.74

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$53,714	$53,163	$551	$107,025	$106,164	$861
Intersegment Revenues	23,044	22,592	452	45,028	44,746	282
Total Operating Revenues	76,758	75,755	1,003	152,053	150,910	1,143

Operating Expenses:
Purchased Gas	55	(28)	83	161	194	(33)
Operation and Maintenance	19,426	19,668	(242)	36,742	39,911	(3,169)
Property, Franchise and Other Taxes	7,135	7,012	123	14,235	13,689	546
Depreciation, Depletion and Amortization	10,838	10,476	362	21,434	20,138	1,296
	37,454	37,128	326	72,572	73,932	(1,360)

Operating Income	39,304	38,627	677	79,481	76,978	2,503

Other Income (Expense):
Interest Income	608	319	289	1,153	591	562
Other Income	209	807	(598)	954	1,494	(540)
Interest Expense	(7,875)	(8,342)	467	(15,752)	(16,688)	936

Income Before Income Taxes	32,246	31,411	835	65,836	62,375	3,461
Income Tax Expense	9,522	12,155	(2,633)	4,650	23,751	(19,101)
Net Income	$22,724	$19,256	$3,468	$61,186	$38,624	$22,562

Net Income Per Share (Diluted)	$0.26	$0.22	$0.04	$0.71	$0.45	$0.26

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$(99)	$26	$(125)	$71	$52	$19
Intersegment Revenues	27,832	27,936	(104)	51,497	55,776	(4,279)
Total Operating Revenues	27,733	27,962	(229)	51,568	55,828	(4,260)

Operating Expenses:
Operation and Maintenance	3,572	3,769	(197)	6,638	6,523	115
Property, Franchise and Other Taxes	23	21	2	61	32	29
Depreciation, Depletion and Amortization	4,227	3,997	230	8,315	7,877	438
	7,822	7,787	35	15,014	14,432	582

Operating Income	19,911	20,175	(264)	36,554	41,396	(4,842)

Other Income (Expense):
Interest Income	419	207	212	815	353	462
Other Income	—	—	—	—	1	(1)
Interest Expense	(2,508)	(2,235)	(273)	(4,847)	(4,328)	(519)

Income Before Income Taxes	17,822	18,147	(325)	32,522	37,422	(4,900)
Income Tax Expense (Benefit)	6,052	7,862	(1,810)	(24,647)	16,156	(40,803)
Net Income	$11,770	$10,285	$1,485	$57,169	$21,266	$35,903

Net Income Per Share (Diluted)	$0.14	$0.12	$0.02	$0.66	$0.25	$0.41

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$283,778	$257,949	$25,829	$470,867	$428,919	$41,948
Intersegment Revenues	5,700	6,096	(396)	7,882	7,922	(40)
Total Operating Revenues	289,478	264,045	25,433	478,749	436,841	41,908

Operating Expenses:
Purchased Gas	151,493	128,212	23,281	233,418	188,945	44,473
Operation and Maintenance	60,463	62,748	(2,285)	110,946	112,277	(1,331)
Property, Franchise and Other Taxes	11,509	11,505	4	21,388	21,710	(322)
Depreciation, Depletion and Amortization	13,340	13,314	26	26,665	26,415	250
	236,805	215,779	21,026	392,417	349,347	43,070

Operating Income	52,673	48,266	4,407	86,332	87,494	(1,162)

Other Income (Expense):
Interest Income	510	144	366	816	278	538
Other Income	138	45	93	307	137	170
Interest Expense	(6,857)	(7,194)	337	(13,695)	(14,392)	697

Income Before Income Taxes	46,464	41,261	5,203	73,760	73,517	243
Income Tax Expense	13,104	15,680	(2,576)	19,407	26,762	(7,355)
Net Income	$33,360	$25,581	$7,779	$54,353	$46,755	$7,598

Net Income Per Share (Diluted)	$0.39	$0.30	$0.09	$0.63	$0.54	$0.09

	Three Months Ended			Six Months Ended
	March 31,			March 31,
ENERGY MARKETING SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$55,644	$50,940	$4,704	$94,280	$87,750	$6,530
Intersegment Revenues	(51)	16	(67)	76	35	41
Total Operating Revenues	55,593	50,956	4,637	94,356	87,785	6,571

Operating Expenses:
Purchased Gas	52,980	47,661	5,319	88,423	79,999	8,424
Operation and Maintenance	1,689	1,913	(224)	3,327	3,556	(229)
Depreciation, Depletion and Amortization	68	70	(2)	138	140	(2)
	54,737	49,644	5,093	91,888	83,695	8,193

Operating Income	856	1,312	(456)	2,468	4,090	(1,622)

Other Income (Expense):
Interest Income	161	138	23	295	271	24
Other Income	22	33	(11)	25	35	(10)
Interest Expense	—	(11)	11	(12)	(24)	12

Income Before Income Taxes	1,039	1,472	(433)	2,776	4,372	(1,596)
Income Tax Expense	461	567	(106)	1,152	1,685	(533)
Net Income	$578	$905	$(327)	$1,624	$2,687	$(1,063)

Net Income Per Share (Diluted)	$0.01	$0.01	$—	$0.02	$0.03	$(0.01)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2018	2017	Variance	2018	2017	Variance
Total Operating Revenues	$1,232	$218	$1,014	$2,328	$772	$1,556
Operating Expenses:
Operation and Maintenance	367	394	(27)	691	909	(218)
Property, Franchise and Other Taxes	145	150	(5)	288	294	(6)
Depreciation, Depletion and Amortization	506	102	404	645	343	302
	1,018	646	372	1,624	1,546	78

Operating Income (Loss)	214	(428)	642	704	(774)	1,478
Other Income (Expense):
Interest Income	91	49	42	163	89	74

Income (Loss) Before Income Taxes	305	(379)	684	867	(685)	1,552
Income Tax Expense (Benefit)	98	(158)	256	1,378	(285)	1,663
Net Income (Loss)	$207	$(221)	$428	$(511)	$(400)	$(111)

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$—	$—

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$225	$226	$(1)	$438	$434	$4
Intersegment Revenues	999	977	22	1,999	1,953	46
Total Operating Revenues	1,224	1,203	21	2,437	2,387	50
Operating Expenses:
Operation and Maintenance	3,957	4,003	(46)	7,519	7,395	124
Property, Franchise and Other Taxes	117	125	(8)	235	245	(10)
Depreciation, Depletion and Amortization	190	189	1	377	376	1
	4,264	4,317	(53)	8,131	8,016	115

Operating Loss	(3,040)	(3,114)	74	(5,694)	(5,629)	(65)

Other Income (Expense):
Interest Income	29,877	30,693	(816)	61,697	62,498	(801)
Other Income	401	859	(458)	1,206	1,689	(483)
Interest Expense on Long-Term Debt	(27,148)	(28,913)	1,765	(55,235)	(58,016)	2,781
Other Interest Expense	(1,559)	(1,145)	(414)	(2,942)	(1,898)	(1,044)

Loss Before Income Taxes	(1,469)	(1,620)	151	(968)	(1,356)	388
Income Tax Expense (Benefit)	1,860	(1,329)	3,189	15,587	(1,766)	17,353
Net Income (Loss)	$(3,329)	$(291)	$(3,038)	$(16,555)	$410	$(16,965)

Net Income (Loss) Per Share (Diluted)	$(0.05)	$—	$(0.05)	$(0.19)	$—	$(0.19)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2018	2017	Variance	2018	2017	Variance
Intersegment Revenues	$(57,524)	$(57,617)	$93	$(106,482)	$(110,432)	$3,950
Operating Expenses:
Purchased Gas	(27,920)	(27,874)	(46)	(51,360)	(50,924)	(436)
Operation and Maintenance	(29,604)	(29,743)	139	(55,122)	(59,508)	4,386
	(57,524)	(57,617)	93	(106,482)	(110,432)	3,950

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(30,946)	(31,306)	360	(62,265)	(62,322)	57
Interest Expense	30,946	31,306	(360)	62,265	62,322	(57)
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2018		2017		(Decrease)	2018		2017		(Decrease)

Capital Expenditures:
Exploration and Production	$84,559	(1)	$57,137	(3)	$27,422	$159,285	(1)(2)	$97,826	(3)(4)	$61,459
Pipeline and Storage	15,167	(1)	11,386	(3)	3,781	37,440	(1)(2)	36,778	(3)(4)	662
Gathering	19,352	(1)	3,147	(3)	16,205	32,283	(1)(2)	14,491	(3)(4)	17,792
Utility	15,755	(1)	19,244	(3)	(3,489)	32,290	(1)(2)	36,296	(3)(4)	(4,006)
Energy Marketing	4		5		(1)	22		11		11
Total Reportable Segments	134,837		90,919		43,918	261,320		185,402		75,918
All Other	—		—		—	1		39		(38)
Corporate	15		3		12	44		64		(20)
Eliminations	(19,922)		(777)		(19,145)	(19,922)		(777)		(19,145)
Total Capital Expenditures	$114,930		$90,145		$24,785	$241,443		$184,728		$56,715

(1)
Capital expenditures for the quarter and six months ended March 31, 2018, include accounts payable and accrued liabilities related to capital expenditures of $38.8 million, $9.0 million, $1.6 million, and $2.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2018, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the six months ended March 31, 2018, exclude capital expenditures of $36.5 million, $25.1 million, $3.9 million and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2017 and paid during the six months ended March 31, 2018. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2017, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2018.

(3)
Capital expenditures for the quarter and six months ended March 31, 2017, include accounts payable and accrued liabilities related to capital expenditures of $23.2 million, $5.8 million, $2.2 million, and $5.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2017, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the six months ended March 31, 2017, exclude capital expenditures of $25.2 million, $18.7 million, $5.3 million and $11.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2016 and paid during the six months ended March 31, 2017. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2016, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2017.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended March 31	Normal	2018	2017	Normal (1)	Last Year (1)

Buffalo, NY	3,290	3,208	2,866	(2.5)	11.9
Erie, PA	3,108	3,075	2,627	(1.1)	17.1

Six Months Ended March 31

Buffalo, NY	5,543	5,435	4,832	(1.9)	12.5
Erie, PA	5,152	5,104	4,377	(0.9)	16.6

(1)	Percents compare actual 2018 degree days to normal degree days and actual 2018 degree days to actual 2017 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	41,403	40,805	598	76,817	80,612	(3,795)
West Coast	675	737	(62)	1,370	1,513	(143)
Total Production	42,078	41,542	536	78,187	82,125	(3,938)

Average Prices (Per Mcf)
Appalachia	$2.46	$2.71	$(0.25)	$2.41	$2.54	$(0.13)
West Coast	4.40	4.57	(0.17)	4.70	4.40	0.30
Weighted Average	2.49	2.75	(0.26)	2.45	2.57	(0.12)
Weighted Average after Hedging	2.52	2.96	(0.44)	2.61	2.96	(0.35)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	2	(1)	2	2	—
West Coast	662	672	(10)	1,334	1,393	(59)
Total Production	663	674	(11)	1,336	1,395	(59)

Average Prices (Per Barrel)
Appalachia	$58.54	$49.87	$8.67	$49.82	$49.04	$0.78
West Coast	65.39	$47.96	17.43	61.61	45.75	15.86
Weighted Average	65.39	47.96	17.43	61.60	45.82	15.78
Weighted Average after Hedging	58.31	52.92	5.39	59.05	53.85	5.20

Total Production (Mmcfe)	46,056	45,586	470	86,203	90,495	(4,292)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.37	$0.36	$0.01	$0.36	$0.33	$0.03
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.95	$0.93	$0.02	$0.97	$0.91	$0.06
Depreciation, Depletion & Amortization per Mcfe (1)	$0.69	$0.63	$0.06	$0.69	$0.64	$0.05

(1)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.54 per Mcfe for both the three months ended March 31, 2018 and March 31, 2017. Amounts include transportation expense of $0.54 per Mcfe for both the six months ended March 31, 2018 and March 31, 2017.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Six Months of Fiscal 2018	Volume		Average Hedge Price
Oil Swaps
Brent	228,000	BBL	$63.55 / BBL
NYMEX	840,000	BBL	$52.67 / BBL
Total	1,068,000	BBL	$54.99 / BBL

Gas Swaps
NYMEX	20,520,000	MMBTU	$3.17 / MMBTU
DAWN	3,600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	38,109,910	MMBTU	$2.33 / MMBTU
Total	62,229,910	MMBTU	$2.65 / MMBTU

Hedging Summary for Fiscal 2019	Volume		Average Hedge Price
Oil Swaps
Brent	612,000	BBL	$61.26 / BBL
NYMEX	1,068,000	BBL	$53.42 / BBL
Total	1,680,000	BBL	$56.28 / BBL

Gas Swaps
NYMEX	46,420,000	MMBTU	$3.03 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	43,507,349	MMBTU	$2.44 / MMBTU
Total	97,127,349	MMBTU	$2.76 / MMBTU

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	600,000	BBL	$59.60 / BBL
NYMEX	324,000	BBL	$50.52 / BBL
Total	924,000	BBL	$56.42 / BBL

Gas Swaps
NYMEX	18,640,000	MMBTU	$3.04 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,716,849	MMBTU	$2.28 / MMBTU
Total	67,556,849	MMBTU	$2.57 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.00 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.92 / BBL

Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,937,357	MMBTU	$2.22 / MMBTU
Total	47,377,357	MMBTU	$2.31 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
NYMEX	156,000	BBL	$51.00 / BBL

Fixed Price Physical Sales	40,839,635	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price

Fixed Price Physical Sales	37,376,584	MMBTU	$2.26 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price

Fixed Price Physical Sales	20,111,036	MMBTU	$2.24 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price

Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Firm Transportation - Affiliated	47,551	43,243	4,308	82,392	74,850	7,542
Firm Transportation - Non-Affiliated	152,128	170,124	(17,996)	323,989	329,298	(5,309)
Interruptible Transportation	1,165	971	194	2,046	4,017	(1,971)
	200,844	214,338	(13,494)	408,427	408,165	262

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Gathered Volume - Affiliated	51,374	50,598	776	94,536	101,167	(6,631)

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Retail Sales:
Residential Sales	28,568	24,949	3,619	46,415	40,713	5,702
Commercial Sales	4,500	3,903	597	7,096	6,202	894
Industrial Sales	287	157	130	431	234	197
	33,355	29,009	4,346	53,942	47,149	6,793
Off-System Sales	119	1,122	(1,003)	141	1,295	(1,154)
Transportation	29,624	27,089	2,535	51,051	46,654	4,397
	63,098	57,220	5,878	105,134	95,098	10,036

Energy Marketing Volume
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Natural Gas (MMcf)	16,112	14,120	1,992	28,091	25,248	2,843

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and six months ended March 31, 2018 and 2017:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2018	2017	2018	2017
Reported GAAP Earnings	$91,847	$89,284	$290,501	$178,191
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	4,000	—	(107,000)	—
Adjusted Operating Results	$95,847	$89,284	$183,501	$178,191

Reported GAAP Earnings per share	$1.06	$1.04	$3.37	$2.07
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	0.05	—	(1.24)	—
Adjusted Operating Results per share	$1.11	$1.04	$2.13	$2.07

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and other items reflected in operating income that impact comparability.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2018 and 2017:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
(in thousands)
Reported GAAP Earnings	$91,847	$89,284	$290,501	$178,191
Depreciation, Depletion and Amortization	61,155	56,999	116,985	113,194
Interest and Other Income	(1,795)	(2,135)	(5,767)	(5,347)
Interest Expense	28,381	29,837	56,971	59,850
Income Taxes	38,269	52,971	(43,007)	109,403
Adjusted EBITDA	$217,857	$226,956	$415,683	$455,291

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$50,142	$49,103	$100,915	$97,116
Gathering Adjusted EBITDA	24,138	24,172	44,869	49,273
Total Midstream Businesses Adjusted EBITDA	74,280	73,275	145,784	146,389
Exploration and Production Adjusted EBITDA	78,770	93,970	158,264	196,447
Utility Adjusted EBITDA	66,013	61,580	112,997	113,909
Energy Marketing Adjusted EBITDA	924	1,382	2,606	4,230
Corporate and All Other Adjusted EBITDA	(2,130)	(3,251)	(3,968)	(5,684)
Total Adjusted EBITDA	$217,857	$226,956	$415,683	$455,291

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2018	2017	2018	2017
Exploration and Production Segment
Reported GAAP Earnings	$26,537	$33,769	$133,235	$68,849
Depreciation, Depletion and Amortization	31,986	28,851	59,411	57,905
Interest and Other Income	(305)	(147)	(601)	(233)
Interest Expense	13,380	13,303	26,753	26,826
Income Taxes	7,172	18,194	(60,534)	43,100
Adjusted EBITDA	$78,770	$93,970	$158,264	$196,447

Pipeline and Storage Segment
Reported GAAP Earnings	$22,724	$19,256	$61,186	$38,624
Depreciation, Depletion and Amortization	10,838	10,476	21,434	20,138
Interest and Other Income	(817)	(1,126)	(2,107)	(2,085)
Interest Expense	7,875	8,342	15,752	16,688
Income Taxes	9,522	12,155	4,650	23,751
Adjusted EBITDA	$50,142	$49,103	$100,915	$97,116

Gathering Segment
Reported GAAP Earnings	$11,770	$10,285	$57,169	$21,266
Depreciation, Depletion and Amortization	4,227	3,997	8,315	7,877
Interest and Other Income	(419)	(207)	(815)	(354)
Interest Expense	2,508	2,235	4,847	4,328
Income Taxes	6,052	7,862	(24,647)	16,156
Adjusted EBITDA	$24,138	$24,172	$44,869	$49,273

Utility Segment
Reported GAAP Earnings	$33,360	$25,581	$54,353	$46,755
Depreciation, Depletion and Amortization	13,340	13,314	26,665	26,415
Interest and Other Income	(648)	(189)	(1,123)	(415)
Interest Expense	6,857	7,194	13,695	14,392
Income Taxes	13,104	15,680	19,407	26,762
Adjusted EBITDA	$66,013	$61,580	$112,997	$113,909

Energy Marketing Segment
Reported GAAP Earnings	$578	$905	$1,624	$2,687
Depreciation, Depletion and Amortization	68	70	138	140
Interest and Other Income	(183)	(171)	(320)	(306)
Interest Expense	—	11	12	24
Income Taxes	461	567	1,152	1,685
Adjusted EBITDA	$924	$1,382	$2,606	$4,230

Corporate and All Other
Reported GAAP Earnings	$(3,122)	$(512)	$(17,066)	$10
Depreciation, Depletion and Amortization	696	291	1,022	719
Interest and Other Income	577	(295)	(801)	(1,954)
Interest Expense	(2,239)	(1,248)	(4,088)	(2,408)
Income Taxes	1,958	(1,487)	16,965	(2,051)
Adjusted EBITDA	$(2,130)	$(3,251)	$(3,968)	$(5,684)

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended March 31 (unaudited)	2018	2017

Operating Revenues	$540,905,000	$522,075,000

Net Income Available for Common Stock	$91,847,000	$89,284,000

Earnings Per Common Share
Basic	$1.07	$1.05
Diluted	$1.06	$1.04

Weighted Average Common Shares:
Used in Basic Calculation	85,809,233	85,334,887
Used in Diluted Calculation	86,323,636	86,006,614

Six Months Ended March 31 (unaudited)

Operating Revenues	$960,561,000	$944,576,000

Net Income Available for Common Stock	$290,501,000	$178,191,000

Earnings Per Common Share:
Basic	$3.39	$2.09
Diluted	$3.37	$2.07

Weighted Average Common Shares:
Used in Basic Calculation	85,718,779	85,261,575
Used in Diluted Calculation	86,318,892	85,897,282

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$1,595,866,000	$1,572,665,000

Net Income Available for Common Stock	$395,792,000	$224,030,000

Earnings Per Common Share
Basic	$4.62	$2.63
Diluted	$4.59	$2.61

Weighted Average Common Shares:
Used in Basic Calculation	85,592,904	85,114,029
Used in Diluted Calculation	86,232,666	85,738,474